Exhibit 99.1

Permian Resources Announces Pricing of Upsized $1,000.0 Million Private Placement of 6.25% Senior Notes Due 2033

MIDLAND, TX—July 29, 2024—(BUSINESS WIRE)—Permian Resources Corporation (“Permian Resources,” “we,” “us” or “our”) (NYSE: PR) announced today that Permian Resources Operating, LLC (the “Issuer”), a subsidiary of Permian Resources, has priced its previously announced private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $1,000.0 million aggregate principal amount of 6.25% senior notes due 2033 (the “Notes”). This offering was upsized from an initial offering size of $750.0 million aggregate principal amount. The Notes mature on February 1, 2033 and pay interest at the rate of 6.25% per year, payable on August 1 and February 1 of each year. The first interest payment on the Notes will be made on February 1, 2025. The Notes were priced at par. The Notes will be guaranteed on a senior unsecured basis by Permian Resources and all of the Issuer’s subsidiaries that guarantee the Issuer’s obligations under its revolving credit facility (the “credit facility”).

The Issuer intends to use the net proceeds from this offering (i) to purchase for cash any and all of the Issuer’s outstanding 7.75% Senior Notes due 2026 (the “2026 Notes”), pursuant to the tender offer that commenced concurrently with this offering (the “Tender Offer”), including any related premiums and expenses in connection therewith, (ii) to the extent any 2026 Notes remain outstanding after the Tender Offer, to fund the redemption of all 2026 Notes not purchased in the Tender Offer (the “Redemption”), (iii) to fund a portion of the purchase price for the recently announced acquisition of oil and gas properties, interests and related assets owned by certain affiliates of Occidental Petroleum Corporation (the “Acquisition”) and (iv) with any remaining net proceeds, to repay a portion of the amounts outstanding under the credit facility.

This offering is expected to close on August 5, 2024, subject to customary conditions. The Tender Offer is conditioned on the consummation of this offering, but this offering is not conditioned upon the completion of the Tender Offer.

The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuer plans to offer and sell the Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Additionally, this communication shall not constitute an offer to purchase or the solicitation of an offer to sell any 2026 Notes in the Tender Offer, nor does it constitute a notice of redemption under the indenture governing the 2026 Notes.

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. Permian Resources’ assets and operations are concentrated in the core of the Delaware Basin, making it the second largest Permian Basin pure-play E&P.

Contact:

Hays Mabry – Vice President, Investor Relations

(432) 315-0114

ir@permianres.com

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, including statements regarding this offering and the use of proceeds therefrom, including the Tender Offer and the timing and outcome thereof and the Redemption, our strategy, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that any forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. Factors which could cause our actual results to differ materially from the results contemplated by forward-looking statements may include, but are not limited to, risks relating to the Acquisition and the timing thereof and those set forth in Permian Resources’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in Permian Resources’ periodic filings with the SEC.

Should one or more of the risks or uncertainties described in this press release occur, or should any underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.